Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post- Effective Amendment No.1 on Form F-3 of Imperial Petroleum Inc. to Registration Statement No. 333-266031 on Form F-1 of our report dated April 12, 2024 relating to the financial statements of Imperial Petroleum Inc., appearing in the Annual Report on Form 20-F of Imperial Petroleum Inc. for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Certified Public Accountants S.A.

Athens, Greece

April 19, 2024